Exhibit 99.2
CFO Review of First Quarter Fiscal Year 2012 Results
Avnet, Inc. Q1 Fiscal Year 2012 Summary
Revenue

		Year-over-Year Growth Rates
	Q1 FY12	Reported	Pro forma
	Revenue	Revenue	Revenue(2)
	($ in millions)
Avnet, Inc.	$6,426.0	3.9%	3.6%
Excluding FX (1)		0.8%	0.5%

Electronics Marketing Total	$3,816.3	5.4%	-0.1%
Excluding FX (1)		2.3%	-3.1%
Americas	$1,383.2	9.8%	0.3%
EMEA	$1,123.8	4.1%	—
Excluding FX (1)		-4.6%	—
Asia	$1,309.3	2.2%	-3.9%

Technology Solutions Total	$2,609.7	1.9%	9.7%
Excluding FX (1)		-1.3%	6.3%
Americas	$1,388.4	-5.0%	13.3%
EMEA	$778.5	-3.6%	-5.9%
Excluding FX (1)		-10.4%	-12.5%
Asia	$442.8	51.4%	35.6%

(1)	Year-over-year revenue growth rate excluding the impact of changes in foreign currency exchange rates.

(2)	Pro forma revenue as defined in this document. Pro forma growth rates are not presented for EM EMEA as revenue comparisons to prior year were not impacted by acquisitions.
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Avnet, Inc. quarterly revenue was $6.4 billion, increasing 3.9% year over year (relatively flat excluding the impact of changes in foreign currency exchange rates — “constant dollars”), following seven consecutive quarters of double-digit, year-over-year growth.

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On a sequential basis, sales decreased 7.0% (6.6% in constant dollars), more than normal seasonality of flat to down 4%, due primarily to a double-digit decline in the EMEA region at both operating groups.

•	Year-over-year pro forma sales increased 3.6% (relatively flat in constant dollars).
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Electronics Marketing (EM) quarterly revenue was $3.8 billion, a year-over-year increase of 5.4% (2.3% in constant dollars), following seven consecutive quarters of double-digit, year-over-year growth.

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Pro forma revenue was down 7.1% sequentially (6.7% in constant dollars), more than normal seasonality of up 1% to down 3%, primarily due to (i) a double-digit decline in revenue in the EMEA region, which was coming off exceptionally strong performance in the June quarter, and (ii) the impact of the supply chain’s inventory correction as customers appear to be adjusting their inventory and backlog to an environment of slower growth and shorter product lead times.

•	Pro forma year-over-year revenue growth was relatively flat (down 3.1% in constant dollars).
•	Technology Solutions (TS) revenue grew 1.9% year over year (down 1.3% in constant dollars) to $2.6 billion.
•	Pro forma revenue grew 9.7% year over year (6.3% in constant dollars) driven by double-digit growth in the Americas and Asia which was somewhat offset by a decline in EMEA.
•	Software grew greater than 40% year over year, while hardware grew more than 30% led by industry standard servers and storage.

•
Pro forma revenue decreased 9.2% sequentially (down 8.6% in constant dollars); declining more than typical seasonality of down 1% to 5%, primarily driven by a double-digit decline in EMEA and slightly below normal seasonal growth rates in the Americas.

Gross Profit

	Three Months Ended
	October 1,	October 2,
	2011	2010	Change
	($ in millions)
Gross Profit	$753.6	$723.1	$30.5
Gross Profit Margin	11.7%	11.7%	3 bps
•	Gross profit dollars were $754 million, up 4% year over year and down 9% sequentially. The sequential decline is primarily due to the decline in sales driven by decelerating growth in the business.
•	Gross profit margin remained steady year over year at 11.7%.

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EM gross profit margin decreased 107 basis points sequentially, primarily due to (i) the double-digit decline in revenue in the higher gross profit EMEA region and (ii) the transfer of the Latin America lower gross profit margin computing components business from TS during the quarter.

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TS gross profit margin increased 38 basis points year over year and 76 basis points sequentially benefitting somewhat from the transfer of the Latin America computing components business noted above. All three regions contributed to both the year over year and sequential improvement with the greatest improvement in the EMEA region.

Operating Expenses

	Three Months Ended
	October 1,	October 2,
	2011	2010	Change
	($ in millions)
Selling, General and Administrative Expenses	$530.5	$500.6	$29.9

Selling, General and Administrative Expenses as % of Gross Profit	70.4%	69.2%	117 bps

Selling, General and Administrative Expenses as % of Sales	8.3%	8.1%	16 bps
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Selling, general and administrative expenses (“SG&A expenses”) were $531 million, up 6%, or $30 million, year over year of which approximately $20 million was due to the change in foreign currency exchange rates and approximately $3 million was due to additional expenses from businesses acquired during the quarter.

•	SG&A expenses declined 4% sequentially as a result of variable expenses driven by lower sales.
•	SG&A expenses as a percentage of gross profit increased 117 basis points year over year and 324 basis points sequentially.
•	SG&A expense as a percent of gross profit declined 200 basis points year over year at TS with all three regions contributing to this improvement.

•	The sequential increase was primarily due to the decline in revenue.
•	SG&A expenses as a percentage of sales increased 16 basis points year over year and increased 25 basis points sequentially.

Operating Income

	Three Months Ended
	October 1,	October 2,
	2011	2010	Change
	($ in millions)
GAAP Operating Income	$223.1	$194.5	$28.6
Adjusted Operating Income (1)	$223.1	$222.5	$0.5
Adjusted Operating Income Margin (1)	3.5%	3.6%	-13 bps

Electronics Marketing (EM)
Operating income	$191.2	$192.1	$(0.9)
Operating income margin	5.0%	5.3%	-30 bps

Technology Solutions (TS)
Operating income	$65.0	$56.7	$8.3
Operating income margin	2.5%	2.2%	28 bps

(1)	A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in the Non-GAAP Financial Information section at the end of this document.
•	Adjusted operating income margin at the enterprise level decreased 13 basis points year over year to 3.5% and was down 45 basis points sequentially.
•	EM operating income margin decreased 30 basis points year over year and 85 basis points sequentially to 5.0%, remaining within management’s target range for the seventh consecutive quarter.
•	The year-over-year decline is primarily due to the sequential decline in revenue and the transfer of the lower margin computing components business previously mentioned.

•	The sequential decline is primarily due to the lower operating income margin in EMEA driven by lower sales.
•	TS operating income margin increased 28 basis points year over year and 20 basis points sequentially.
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The year-over-year improvement was primarily due to the Americas region which benefitted somewhat from the transfer of the Latin America business previously mentioned. The EMEA and Asia regions also improved operating income margin year over year through a combination of improved gross profit margins and the impact of acquisitions.

•	The sequential improvement is primarily due to the Americas region.
Avnet, Inc. Interest Expense, Other Income and Income Taxes

	Three Months Ended
	October 1,	October 2,
	2011	2010	Change
	($ in millions)
Interest Expense	$(21.9)	$(22.0)	$0.2
Other Income (expense)	$(5.4)	$3.3	$(8.7)

GAAP Income Taxes	$56.8	$66.6	$(9.8)
Adjusted Income Taxes (1)	$56.8	$61.2	$(4.4)
GAAP Effective Tax Rate	29.0%	32.5%	-350 bps
Adjusted Effective Tax Rate (1)	29.0%	30.0%	-100 bps

(1)	A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in the Non-GAAP Financial Information section at the end of this document.

•	The negative variance in “Other Income (Expense)” reflected above was primarily due to foreign currency losses and the cost of hedging this year versus net gains in the year ago quarter.

•	The adjusted effective tax rate was 29% in the first quarter as compared with 30% last year.
Avnet, Inc. Net Income

	Three Months Ended
	October 1,	October 2,
	2011	2010	Change
	($ in millions, except per share data)
GAAP Net Income	$139.0	$138.2	$0.9
Adjusted Net Income (1)	$139.0	$142.7	$(3.7)

GAAP Diluted EPS	$0.90	$0.90	$—
Adjusted Diluted EPS (1)	$0.90	$0.93	$(0.03)

(1)	A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in the Non-GAAP Financial Information section at the end of this document.
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Adjusted net income of $139 million, or $0.90 per share on a diluted basis, declined $3.7 million or $0.03 per share from the year ago quarter due to the combination of items noted above, most notably the negative year-over-year variance in “Other Income (Expense)”.

Avnet, Inc. Returns

	Three Months Ended
	October 1,	October 2,	Net
	2011	2010	Change
Return on Working Capital (ROWC) (1)	22.2%	27.4%	-528 bps
Return on Capital Employed (ROCE) (1)	12.3%	15.3%	-301 bps

(1)	A reconciliation of GAAP to non-GAAP financial measures is presented in the Non-GAAP Financial Information section at the end of this document.
•	Return on working capital (ROWC) for the quarter was 22.2%, a decrease of 528 basis points year over year and 523 basis points sequentially.
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Working capital (defined as receivables plus inventory less accounts payable) increased 7% sequentially primarily due to a reduction in accounts payable as inventory purchases were reduced in response to lower customer bookings.

•	TS ROWC improved both sequentially and year over year while EM ROWC was lower.
•	Return on capital employed (ROCE) of 12.3% was down 301 basis points from the year ago quarter.
•	This decline was primarily due to the impact of the increase in working capital at EM and acquisitions in EM Asia.

Working Capital & Cash Flow

	Three Months Ended
	October 1,	October 2,	Net
	2011	2010	Change
	($ in millions)
Working Capital (1)	$4,062.3	$3,456.2	$606.1
Working Capital Velocity (1)	6.4	7.6	-1.2

(1)	A reconciliation of GAAP to non-GAAP financial measures is presented in the Non-GAAP
Financial Information section at the end of this document.
•	Working capital increased $606.1 million, or 18% year over year.

•	Working capital velocity declined 0.6 turns sequentially, and 1.2 turns when compared with the year ago quarter.

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Cash flow used from operations was $204 million for the quarter as the growth in working capital, primarily due to cash used for accounts payable, offset cash generated by profits. On a rolling four quarter basis, cash flow generated from operations was $186 million as strong profits outpaced the investment in working capital despite rapid revenue growth during the last twelve months.

•	Cash and cash equivalents at the end of the quarter was $622 million; net debt (total debt less cash and cash equivalents) was $1.29 billion.

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During the quarter, 3.45 million shares were repurchased under the recently authorized $500 million share repurchase program for an aggregate cost of $90.9 million, $81.9 million of which was settled during the quarter.

Risk Factors
The discussion of Avnet’s business and operations should be read together with the Company’s filings with the Securities and Exchange Commission, including the risks and uncertainties discussed in the Company’s reports on Form 10-K, Form 10-Q and Form 8-K. These risks and uncertainties have the potential to affect Avnet’s business, financial condition, results of operations, cash flows, strategies or prospects in a material and adverse manner.
Forward-Looking Statements
This document contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in facts and circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as “will,” “anticipate,” “expect,” believe,” and “should,” and other words and terms of similar meaning in connection with any discussions of future operating or financial performance, business prospects or market conditions. Actual results may vary materially from the expectations contained in the forward-looking statements.
The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the Company’s ability to retain and grow market share and to generate additional cash flow, risks associated with any acquisition activities and the successful integration of acquired companies, declines in sales, changes in business conditions and the economy in general, changes in market demand and pricing pressures, any material changes in the allocation of product or product rebates by suppliers, allocations of products by suppliers, other competitive and/or regulatory factors affecting the businesses of Avnet generally.
More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K, Form 10-Q and Form 8-K. Except as required by law, Avnet is under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Information
In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also discloses in this press release certain non-GAAP financial information including adjusted operating income, adjusted net income and adjusted diluted earnings per share, as well as revenue adjusted for the impact of acquisitions and other items (as defined in the Pro forma (Organic) Revenue section of this release). Management believes pro forma revenue is a useful measure for evaluating current period performance as compared with prior periods and for understanding underlying trends.
Management believes that operating income adjusted for restructuring, integration and other items is a useful measure to help investors better assess and understand the Company’s operating performance, especially when comparing results with previous periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of Avnet’s normal operating results. Management analyzes operating income without the impact of these items as an indicator of ongoing margin performance and underlying trends in the business. Management also uses these non-GAAP measures to establish operational goals and, in some cases, for measuring performance for compensation purposes.
Management believes net income and EPS adjusted for the impact of the items described above is useful to investors because it provides a measure of the Company’s net profitability on a more comparable basis to historical periods and provides a more meaningful basis for forecasting future performance. Additionally, because of management’s focus on generating shareholder value, of which net profitability is a primary driver, management believes net income and EPS excluding the impact of these items provides an important measure of the Company’s net results of operations for the investing public.
Other metrics management monitors in its assessment of business performance include return on working capital (ROWC), return on capital employed (ROCE) and working capital velocity (WC velocity).
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ROWC is defined as annualized operating income, excluding restructuring, integration and other items, divided by the sum of the monthly average balances of receivables and inventory less accounts payable.

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ROCE is defined as annualized, tax effected operating income, excluding restructuring, integration and other items, divided by the monthly average balances of interest-bearing debt and equity (including the impact of restructuring, integration, impairment charges and other items) less cash and cash equivalents.

•	WC velocity is defined as annualized sales divided by the sum of the monthly average balances of receivables plus inventory less accounts payable.
However, analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.
First Quarter Fiscal 2011

	First Quarter Fiscal 2011
				Diluted
	Op Income	Pre-tax	Net Income	EPS
	$ in thousands, except per share data
GAAP results	$194,462	$204,799	$138,174	$0.90
Restructuring, integration and other charges	28,067	28,067	20,161	0.13
Gain on bargain purchase and other	—	(29,023)	(29,577)	(0.19)
Income tax adjustments	—	—	13,932	0.09

Total adjustments	28,067	(956)	4,516	0.03

Adjusted results	$222,529	$203,843	$142,690	0.93

Items impacting the first quarter of fiscal 2011 consisted of the following:
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restructuring, integration and other charges of $28.1 million pre-tax which were incurred primarily in connection with the acquisition and integration of acquired businesses and consisted of $10.8 million for transaction costs associated with the recent acquisitions, $8.3 million for severance, $7.3 million for integration-related costs, $2.4 million for facility exit related costs and other charges, and a reversal of $0.7 million to adjust prior year restructuring reserves;

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a gain on the bargain purchase of $31.0 million pre-and after tax related to the Unidux acquisition for which the gain was not taxable partially offset by $2.0 million pre-tax of charges primarily related to the write down of two buildings in EMEA; and

•	an income tax adjustment of $13.9 million primarily related to the non-cash write-off of a deferred tax asset associated with the integration of an acquisition.
Pro Forma (Organic) Revenue
Pro forma or Organic revenue is defined as reported revenue adjusted for (i) the impact of acquisitions by adjusting Avnet’s prior periods to include the sales of businesses acquired as if the acquisitions had occurred at the beginning of fiscal 2011; (ii) the impact of a fiscal 2011 divestiture by adjusting Avnet’s prior periods to exclude the sales of the business divested as if the divestiture had occurred at the beginning of fiscal 2011; and (iii) the impact of a transfer of the Latin American computing components business from TS Americas to EM Americas that occurred in the first quarter of fiscal 2012, which did not have an impact to Avnet on a consolidated basis but did impact the pro forma sales for the groups by $116 million in the first quarter of fiscal 2011. Sales taking into account the combination of these adjustments is referred to as “pro forma sales” or “organic sales”.

		Acquisition /
	Revenue	Divested	Pro forma
	as Reported	Revenue	Revenue
	(in thousands)
Q1 Fiscal 2012	$6,426,006	$19,277	$6,445,283

Q1 Fiscal 2011	$6,182,388	$37,156	$6,219,544
Q2 Fiscal 2011	6,767,495	(23,329)	6,744,166
Q3 Fiscal 2011	6,672,404	84,920	6,757,324
Q4 Fiscal 2011	6,912,126	89,316	7,001,442

Fiscal year 2011	$26,534,413	$188,063	$26,722,476

“Acquisition Revenue” as presented in the preceding table includes the acquisitions listed below. The preceding table also reflects the divestiture of New ProSys Corp. which occurred in January 2011.

Acquired Business	Operating Group	Acquisition Date
Bell Microproducts Inc.	TS/EM	July 2010
Tallard Technologies	TS	July 2010
Unidux	EM	July 2010
Broadband	EM	October 2010
Eurotone	EM	October 2010
Center Cell	EM	November 2010
itX Group Ltd	TS	January 2011
Amosdec	TS	July 2011
Prospect Technology	EM	August 2011
JC Tally Trading and subsidiary	EM	August 2011

ROWC, ROCE and WC Velocity

	Q1 FY 12	Q1 FY 11
	($ in thousands)

Sales	$6,426,006	$6,182,388
Sales, annualized (a)	25,704,024	24,729,552

Adjusted operating income (1)	$223,064	$222,529
Adjusted operating income, annualized (b)	892,254	890,115
Adjusted effective tax rate (2)	29.00%	27.97%
Adjusted operating income, net after tax (c)	$633,501	$641,150

Average monthly working capital (3)
Accounts receivable	$4,541,536	$4,089,995
Inventory	2,727,916	2,295,139
Accounts payable	(3,243,209)	(3,140,987)

Average working capital (d)	$4,026,243	$3,244,147

Average monthly total capital (3) (e)	$5,168,910	$4,197,598

ROWC = (b) / (d)	22.16%	27.44%
WC Velocity = (a) / (d)	6.38	7.62
ROCE = (c ) / (e)	12.26%	15.27%

(1)	See reconciliation to GAAP amounts in the preceding tables in this Non-GAAP Financial Information Section.

(2)
Adjusted effective tax rate is based upon a year-to-date (full fiscal year rate for FY11) calculation excluding restructuring, integration and other charges and tax adjustments as described in the reconcilation to GAAP amounts in this Non-GAAP Financial Information Section.

(3)	For averaging purposes, the working capital and total capital for Bell Micro was included as of the beginning of fiscal 2011.